UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2013

VERITEQ CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA		33445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry Into a Material Definitive Agreement

On November 13, 2013, VeriTeQ Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a group of institutional and accredited investors (the “Investors”). Pursuant to the terms of the Purchase Agreement, the Company issued and sold to the Investors senior secured convertible notes in the aggregate original principal amount of $1,816,667 (the “Notes”), and warrants to purchase up to 2,422,222 shares of the Company’s common stock (the “Warrants”). In connection with the sale of the Notes and the Warrants, (i) the Company entered into a registration rights agreement with the Investors (the "Registration Rights Agreement"), (ii) the Company and certain of its subsidiaries entered into a security and pledge agreement in favor of the collateral agent for the Investors (the "Security Agreement"), (iii) certain subsidiaries of the Company entered into a guaranty in favor of the collateral agent for the Buyers (the “Guaranty”), and (iv) the Company and each depositary bank in which such bank account is maintained entered into certain account control agreements with respect to certain accounts described in the Note and the Security Agreement. The transaction closed on November 13, 2013 (the “Closing”). The Company expects to receive gross proceeds of $1.5 million, less transaction expenses.

In connection with the financing, the Company has agreed to allow its placement agent to participate in the offering for $150,000 in lieu of the Company’s obligation to pay the placement agent a cash fee of $150,000. In addition, the placement agent will receive 5% of the aggregate cash exercise price received by the Company upon exercise of any warrants or options in the offering, and warrants entitling to purchase up to an aggregate of 10% of the number of shares of common stock that are issuable pursuant to the Notes and Warrants, at an exercise price of $2.84 per share.

The Purchase Agreement provides, among other things, that the Company will (i) not issue any securities from the period commencing on the date of the Purchase Agreement and ending on February 1, 2014, subject to certain exceptions, (ii) not enter into a variable rate transaction at any time while the Notes are outstanding, and (iii) for a period of two years from the date of the Closing, allow the Investors to participate in the purchase of their respective pro rata portion of no less than 50% of the securities offered by the Company in any future financing transactions.

Description of the Notes

The Notes will mature on the first anniversary of the Closing. No interest shall accrue on the Notes unless there is an event of default (as defined in the Notes), in which case interest on the Notes shall commence accruing daily at a rate of eighteen percent (18%) per annum.

The Notes may be converted into the Company's common stock, at the option of the holder, at any time following issuance, unless the conversion or share issuance under the conversion would cause the holder to beneficially own in excess of 4.99% of the Company’s common stock. The conversion price of the Notes is the lower of (i) $0.75 and (ii) 90% of the lower of (A) the closing bid price as of the trading day immediately preceding the time of execution of the Purchase Agreement and (B) the price computed as the quotient of (x) the sum of the three lowest volume-weighted average price per share (“VWAPs”) of the common stock during the 10 consecutive trading day period ending and including the trading day immediately preceding the time of execution of the Purchase Agreement, divided by (y) three (the “Conversion Price”). If and whenever after the Closing the Company issues or sells, or is deemed to have issued or sold, any shares of common stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price.

The Notes contain certain covenants and restrictions, including, among others, that, for so long as the Notes are outstanding, the Company will not incur any indebtedness, permit liens on its properties (other than permitted liens under the Notes), make dividends or transfer certain assets. Events of default under the Notes include, among others, failure to pay principal or interest on the Notes, failure to file or maintain an effective registration statement, or comply with certain covenants under the Notes.

If there is an event of default, a holder of the Notes may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest and all interest that would have accrued through the maturity date), in cash, at a price equal to the greater of:

(i) the product of (A) the number of shares issuable upon conversion of the amount being redeemed multiplied by 125% of the amount being redeemed, for defaults not relating to a bankruptcy, or 100% of the amount being redeemed if the default relates to a bankruptcy, and

(ii) the product of (X) the conversion rate of the number of shares issuable upon conversion multiplied by (Y) the product of (1) 125% by (2) the highest closing sale price of our common stock on any trading day during the period beginning on the date immediately before the event of default and ending on the date of redemption.

Description of the Warrants

The Warrants are exercisable at any time on or after the date of the issuance of the Warrants and entitle the Investors to purchase shares of the Company’s common stock for a period of five years from the initial date the warrants become exercisable. Under the terms of the Warrants, the holders are entitled to exercise Warrants to purchase up to 100% of the number of shares of the Company’s common stock that the Notes convert into at Closing at an initial exercise price of 150% of the lower of (A) the closing bid price as of the trading day immediately preceding the time of execution of the Purchase Agreement and (B) the price computed as the quotient of (x) the sum of the three lowest VWAPs of the common stock during the 10 consecutive trading day period ending and including the trading day immediately preceding the time of execution of the Purchase Agreement, divided by (y) three.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Investors pursuant to which the Company agreed to file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) to register the shares of common stock issuable upon conversion of the Notes and upon exercise of the Warrants. Pursuant to the Registration Rights Agreement, the Company is required to file the registration statement by December 5, 2013 and to use its best efforts for the registration statement to be declared effective within 90 days of the Closing.

Lock-Up Agreements

As a condition to the sale of the securities, the Company's executive officers, management and directors entered into lock-up agreements pursuant to which they agreed not to sell, pledge, hypothecate or otherwise transfer their shares for a period of 12 months commencing on the date of the Closing, subject to certain exceptions for estate planning and similar purposes.

The foregoing descriptions of the Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Lock-Up Agreements, the Security Agreement, and the Guaranty are summaries, and are qualified in their entirety by reference to such documents, which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, Exhibit 10.6, and Exhibit 10.7, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is hereby incorporated by reference. The Notes Warrants, and Placement Agent Warrants were offered sold to accredited investors pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	10.1	Securities Purchase Agreement
	10.2	Form of Senior Convertible Note
	10.3	Form of Warrant
	10.4	Form of Registration Rights Agreement
	10.5	Form of Lock-Up Agreement
	10.6	Security Agreement
	10.7	Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VeriTeQ Corporation

Date: November 13, 2013	/s/ Scott R. Silverman

Scott R. Silverman
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Securities Purchase Agreement
10.2	Form of Senior Convertible Note
10.3	Form of Warrant
10.4	Form of Registration Rights Agreement
10.5	Form of Lock-Up Agreement
10.6	Security Agreement
10.7	Guaranty